UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2012

SPUTNIK ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

37 North Orange Ave., Suite 500
Orlando FL 32801
 (Address of principal executive offices and zip code)

1 (888) 220-2885
(Registrant’s telephone number)

3020 Bridgeway Suite 400
Sausalito, CA 94965

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement

On  November 19, 2012 (the “Commencement of Operations” or “Commencement Transaction”), Sputnik Enterprises, Inc., a Nevada corporation (“Sputnik Enterprises” or the “Registrant”), formed a wholly-owned subsidiary, Kudos Marketing, Inc., a Nevada corporation, (“Kudos Marketing”) to implement the business it commenced pursuant to an Exclusive Marketing Agreement (“Marketing Agreement”) executed November 19, 2012 between the Registrant and Wireless NRG, LLC (hereinafter referred to as WNRG) assigned by Registrant to Kudos Marketing to promote all products produced by WNRG to Kudos Marketing’s customers, with exclusivity as to corporate and group sales in the US and internationally.

Prior to the Commencement of Operations, we were a public reporting “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As a result of the Commencement Transaction, we commenced significant operational activities under the Marketing Agreement through our Kudo’s Marketing subsidiary in that since then we have been continuously engaged in the following significant operating transactions:

•	Company set up
•	Incorporated company in state of Nevada
•	Set up main executive office in Orlando, Florida
•	Open up bank account for the company

•	Secured initial capital by private financing

•	Commenced significant other operational activities, such as:
•	Created a business plan and operating budget
•	Conducted market research
•	Identified and studied competition
•	Developed corporate policies and procedures
•
Entered into a presenting title sponsorship and media purchase agreement with The Golf Championships, Inc., which is a series of eight individual golf programs to be televised on CBS Sports on Saturdays during 2013.

•	Commenced marketing efforts by distribution of sell sheets at the National Divers Convention in Las Vegas.
•	Entered into an independent contractor agreement with a corporate and group sales representative who is engaged in direct solicitation of corporate and group accounts.

The following is a brief description of the terms and conditions of the Marketing Agreement:

TERM AND TERMINATION. The term of this Agreement shall be 84 months from the Effective Date, unless terminated earlier pursuant to the provisions of this Agreement.  Thereafter, the term will automatically renew for a successive 36 month term with written notice by SPNI 30 days prior to the expiration of the initial term or a successive term.

a.
WNRG Duty to Indemnify. WNRG will indemnify, defend, and hold SPNI and its directors, officers, employees and agents harmless from any and all costs, expenses (including reasonable attorney's fees) losses, damages, or liabilities incurred insofar as such costs, expenses, losses, damages or liabilities are based on a claim that the WNRG's technology or the WNRG's Marks infringes any intellectual property rights of a third party.

b.
SPNI Duty to Indemnify. SPNI will indemnify, defend, and hold WNRG and its directors, officers, employees and agents harmless from any and all costs, expenses (including reasonable attorney's fees) losses, damages, or liabilities incurred insofar as such costs, expenses, losses, damages or liabilities are based on a claim that the SPNI's technology or the SPNI's Marks infringes any intellectual property rights of a third party.

Activities of Wireless NRG, LLC: Provide all products, customer service, product fulfillment, shipping, handle returns, and general administrative and tech support for all products sold by SPNI personnel at WRNG cost. The grant of marketing rights to SPNI by WRNG is exclusive as to SPNI with respect to all group sales and corporate sales with minimum orders of 10 or more closed domestically in the US and in all areas internationally, whether the sales are made by SPNI or a third party not affiliated to SPNI. It is agreed and understood that any corporate or group sales as defined herein made by any entity or person, whether SPNI personnel, WRNG or other third party shall accrue to the benefit of SPNI under this agreement. Big Box accounts are excluded from this provision.

Activities of Sputnik Enterprises, Inc. SPNI: SPNI shall market all WRNG products to corporate and group accounts on a US domestic and international basis on an exclusive basis utilizing all marketing channels available, including but not limited to local, regional and national media and international media. It is agreed and understood that the initial marketing emphasis will be on the Kudos IPAD case and Kudos IPhone case for IPhone 5. SPNI shall also market individual consumer sales of WRNG products on a non exclusive basis through special promotions and SPNI will be entitled to receive compensation on these sales as set forth below.

Payment Terms: WRNG shall pay SPNI a minimum fee equivalent to 40.5% of the purchase price paid by the corporate or group customer or individual retail customer, without deduction or offset of any kind or nature. WRNG shall render a monthly statement of sales reflecting all WRNG corporate and or group sales for the calendar month by the 5th of the month following the reporting month and the appropriate remittance as set forth hereinabove.

Additional provisions relate to such matters as Confidentiality, Indemnification, others Limitations of Liability.  The entire Marketing Agreement is filed as an Exhibit to this Form 8-K and should be referred to in its entirety for a full description of the terms and conditions.

We believe it is relevant to our future success to note that under the Marketing Agreement, Kudos Marketing receives 40.5% of all corporate and group sales and individual consumer sales. This fact is material and makes the exclusive marketing agreement significant and of high value. In effect, we have all of the benefits of an aggressive gross margin without the liability of administration, shipping costs, packaging, customer service, carrying cost of inventory, and the associated overhead costs of personnel to perform these responsibilities. We have the best of both worlds; high gross margin, with no liability for infrastructure to support the business. We will have an anticipated commission payout of 15%, resulting in an almost 25% return of gross sales to the bottom line.

Future Planned Operations

We continue to engage in significant operational activities in the future, in part as further described in Plan of Operations, below:

During the next several months, we anticipate engaging in the following operational activities, although we may vary our plans depending upon operational conditions:

Event	Actions	By When	Cost
Build Independent Outside Sales Force	• Design sales organization structure • Recruit right resources to fill in org chart • Enter into contracts • Familiarize sales force with products	12/31/2012	$1,500.00
Develop Marketing Plan	• Develop a marketing roadmap • Identify customer touch-points	12/31/2012	$10,000.00
Identify Potential Customers	• Research groups/ organizations with large numbers of smartphones and tablets	12/31/2012	$15,000.00
Develop Affiliate Program	• Develop financial model • Identify partners • Enter into Affiliate Sales Agreements	12/31/2012	$5,000.00
Develop Licensed Products	• Identify brands (i.e. college football teams, NBA, etc…) • Enter into licensing agreements	12/31/2013	$15,000.00
Attend Nationwide Trade Shows	• Develop promotional materials • Take customer orders	12/31/2013	$15,000.00

Potential Future Acquisition of WNRG

A Stock Exchange Agreement was made the 19th day of November, 2012, by and between Sputnik Enterprises, Inc., a Nevada corporation, SPNI (the “Issuer”), and Wireless NRG, LLC, a Florida limited liability company (the “Company”), and the shareholders (unit holders) of Company, (the “Shareholders”) as described below.  This acquisition will significantly further our operational business plan.

Prior Actions

As disclosed in our Form 8-K file November 16, 2012, pursuant to the terms of the Stock Purchase Agreement (“SPA”), as assigned [filed as Exhibit 10.2 to Form 8-K dated November 6, 2012 and incorporated herein by reference] on November 16, 2012, Mr. Tony Gebbia acquired an aggregate of 180,000 shares of common stock, or approximately 60.96 percent of the issued and outstanding common stock, of Sputnik Enterprises, Inc., for $240,000.  The stock was sold 160,000 shares by Sputnik, Inc., David LaDuke, President and 20,000 shares by Michael T. Williams.

As provided in the SPA, Mr. LaDuke resigned as sole officer and director and was replaced by Mr. Gebbia a sole officer and director.  Mr. LaDuke informed the company that his resignation was in connection with the SPA.

Mr. Gebbia is now our sole officer and director and became such in accordance with the terms of the SPA.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by the contents of such Stock Purchase Agreement, which is attached as Exhibit 10.2 to the Form 8-K filed November 6, 2012.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Form 8-K are to the consolidated business of the Registrant.

Overview

Kudos Marketing, Inc., markets and sells innovative and “green” accessories for tablets and smart phones, including Apple Certified accessories for the iPad 1/2/3 and the iPhone 3/4/4s/5 pursuant to an exclusive marketing agreement for corporate and group sales in the US and internationally.

Company Organization

Kudos Marketing, Inc. was incorporated in the state of Nevada on November 19, 2012.  It is a wholly owned subsidiary of Sputnik Enterprises, Inc.  Its address and phone is:  37 North Orange Ave., Suite 500, Orlando FL 32801.  Phone:  1(888) 220-2885.

On  November 19, 2012 (the “Commencement of Operations” or “Commencement Transaction”), Sputnik Enterprises, Inc., a Nevada corporation (“Sputnik Enterprises” or the “Registrant”), formed a wholly-owned subsidiary, Kudos Marketing, Inc., a Nevada corporation, (“Kudos Marketing”) to implement the business it commenced pursuant to a Marketing Agreement (“Marketing Agreement”) executed November 19, 2012 between the Registrant and Wireless NRG, LLC (hereinafter referred to as WNRG) assigned by Registrant to Kudos Marketing to promote all products produced by WNRG to Kudos Marketing’s customers.

The following is a brief description of the terms and conditions of the Marketing Agreement:

Term and Termination. The term of this Agreement shall be 84 months from the Effective Date, unless terminated earlier pursuant to the provisions of this Agreement.  Thereafter, the term will automatically renew for a successive 36 month term with written notice by SPNI 30 days prior to the expiration of the initial term or a successive term.

WNRG Duty to Indemnify. WNRG will indemnify, defend, and hold SPNI and its directors, officers, employees and agents harmless from any and all costs, expenses (including reasonable attorney's fees) losses, damages, or liabilities incurred insofar as such costs, expenses, losses, damages or liabilities are based on a claim that the WNRG's technology or the WNRG's Marks infringes any intellectual property rights of a third party.

SPNI Duty to Indemnify. SPNI will indemnify, defend, and hold WNRG and its directors, officers, employees and agents harmless from any and all costs, expenses (including reasonable attorney's fees) losses, damages, or liabilities incurred insofar as such costs, expenses, losses, damages or liabilities are based on a claim that the SPNI's technology or the SPNI's Marks infringes any intellectual property rights of a third party.

Activities of Wireless NRG, LLC: Provide all products, customer service, product fulfillment, shipping, handle returns, and general administrative and tech support for all products sold by SPNI personnel at WRNG cost. The grant of marketing rights to SPNI by WRNG is exclusive as to SPNI with respect to all group sales and corporate sales with minimum orders of 10 or more closed domestically in the US and in all areas internationally, whether the sales are made by SPNI or a third party not affiliated to SPNI. It is agreed and understood that any corporate or group sales as defined herein made by any entity or person, whether SPNI personnel, WRNG or other third party shall accrue to the benefit of SPNI under this agreement. Big Box accounts are excluded from this provision.

Activities of Sputnik Enterprises, Inc. SPNI: SPNI shall market all WRNG products to corporate and group accounts on a US domestic and international basis on an exclusive basis utilizing all marketing channels available, including but not limited to local, regional and national media and international media. It is agreed and understood that the initial marketing emphasis will be on the Kudos IPAD case and Kudos IPhone case for IPhone 5. SPNI shall also market individual consumer sales of WRNG products on a non exclusive basis through special promotions and SPNI will be entitled to receive compensation on these sales as set forth below.

Payment Terms: WRNG shall pay SPNI a minimum fee equivalent to 40.5% of the purchase price paid by the corporate or group customer or individual retail customer, without deduction or offset of any kind or nature. WRNG shall render a monthly statement of sales reflecting all WRNG corporate and or group sales for the calendar month by the 5th of the month following the reporting month and the appropriate remittance as set forth hereinabove.

Additional provisions relate to such matters as Confidentiality, Indemnification, others Limitations of Liability.  The entire Marketing Agreement is filed as an Exhibit to this Form 8-K and should be referred to in its entirety for a full description of the terms and conditions.

Business

Under the Marketing Agreement, WNRG will provide all products, customer service, product fulfillment, shipping, handle returns, and general administrative and tech support for all products sold by Kudos Marketing personnel at WNRG cost. The grant of marketing rights to Kudos Marketing by WRNG is exclusive as to Kudos Marketing with respect to all group sales and corporate sales with minimum orders of 10 or more closed domestically in the US and in all areas internationally, whether the sales are made by Kudos Marketing or a third party not affiliated to Kudos Marketing, excluding “Big Box” or “Chain” accounts.

Kudos Marketing will market all WRNG products to corporate and group accounts, US domestic and international, on an exclusive basis utilizing all marketing channels available, including but not limited to local, regional and national media and international media. The initial marketing emphasis will be on the Kudo iPad case and Kudo iPhone 5 case.  Kudos Marketing shall also market individual consumer sales of WRNG products on a non-exclusive basis through special promotions.

Products

The KudoCase for iPad 2/3:  Manufacturer’s Suggested Retail Price or MSRP $129.95

The KudoCase provides a renewable energy source to an iPad, cell phone, PDA, MP3 Player or other portable electronic device by converting the sun’s rays (or most any other light source) into a constant stream of free viable energy - all in the convenience of a portable carrying case.

The KudoCase for iPad, iPad 2 and the New iPad 3rd Generation are pulling the plug on wasted power by using new solar ink technology to convert outdoor and indoor light into usable energy to continually charge the Apple iPad.  Whenever light is shining this solar powered iPad case, it is charging your battery.

The Kudo Solar iPad Case provides the following:

•	Solar iPad Charger: Using new solar technology to convert indoor and outdoor light into energy to charge the iPad. For the average user the Kudo can boast up to 10 days use on an iPad.

•
iPad HDMI adapter built in:  HDMI now already connected to an iPad.  Simply connect the case to any standard HDMI capable TV or projector and immediately watch YouTube, Movies, KeyNote presentations and more directly off an iPad

•	Extended iPad Battery: The Kudo is essentially a self-charging battery backup case. The case has a battery always storing energy and automatically charging the iPad day or night.

•	Movie Stand: There are stainless steel pegs in the back of the Kudo Solar iPad Case to prop different positions. The movie position makes it easier to watch movies while propped on a table or lap.

•
Keyboard Stand:  The keyboard position makes it much easier to type on the iPad.  We found propping the iPad up at a comfortable 15 degree angle makes a surprising difference on comfort and typing speed.

•
USB Power-Out:  The Kudo charges more than an iPad or iPad 2.  Avoid the headache of a dying camera, headset, or dead cell phone and just plug it directly into the solar powered Kudo case to charge it back up.

•
Whistle Locator:  That's exactly what it sounds like.  We know it's easy to forget, when you're at the office or at home and can't find where you left an iPad just simply whistle and the Kudo will beep back to let you know where it is.

•
Protective Case:  The Kudo is also a hard shell iPad case with a soft rubberized coating.  This cover is one you can be proud of made from biodegradable grain to be tough of protection while easy on the earth.

•
Eco Friendly:  Not only is the iPad Kudo solar power with a corn grain housing, to help this case shine even brighter we partnered with trusted groups to plant a tree for every iPad Kudo registered.  Buy one Get one Tree!  This is designed offset any potential carbon footprint left behind from manufacturing.

The KudoMate Messenger & Travel Bag  MSRP $49.95

The KudoMate is the perfect companion for the Solar KudoCase.  Sleek, slim, and elegant yet with plenty of space and pockets for storage.  It's offered at a discount when ordered with the KudoCase.  The KudoMate is made with a ballisticis nylon style with a weatherproof wax coating. It is made with a window to charge your KudoCase, iPad and phone simultaneously while on the go.

KudoDock Pocket iPhone Charger  MSRP $34.95

What the manufacturer believes is the world’s slimmest iPhone dock made for iPhone 4, iPhone 4s, iPhone 3, iPhone 3gs, and iPod Touch with multiple features:

•	Built-in USB Cable
•	Container for SD Card
•	Container for extra SIM Card
•	Convenient Video & FaceTime Sands
•	Charge your iPhone from your Laptop
•	Charge your iPhone with a USB Wall Charger
•	Minimalistic Design and a Soft Rubberized Finish!

Kudo Natural Wood Earbuds  MSRP $39.95

The Bubinga and Ebony KudoBuds are housed with Natural wood for a crystal clear sound.  It includes three sets of ear tips and an eco-friendly storage case.  The sound quality is essentially the same for either the Bubinga or the Ebony earbuds, the difference is the color of the wooden housing.  The primary features are:

•	Bubinga or Ebony wood housing - Natural clear sound.
•	In-line microphone for cell phone use.
•	On/off switch on the coard - Answer / End calls - Play / Stop music
•	Powerful and deep bass, crisp high response.
•	Exquisite appearance.
•	Passive noise isolation.
•	Durable cable with TPE coat and OFC wires.
•	Three sizes of silicone eartips included for comfortable fit.
•	Works with iPhone, iPod, Blackberry, MP3/4, computer, CD players etc.
•	Eco-friendly storage bag included.

KudoZip Zipper Style Earbuds  MSRP $29.95

The KudoZip are zipper style earbuds reducing tangling headphones dramatically!  These include a microphone on the cord with an on/off or answer/ end call feature.  A unique concept with an outstanding sound quality, it includes the following features:

•	In ear style headphones.
•	In-line microphone for cell phone use.
•	On/off switch on the coard - Answer / End calls - Play / Stop music
•	Passive noise isolation.
•	Durable cable with TPE coat and OFC wires.
•	Three sizes of silicone eartips included for comfortable fit.
•	Works with iPhone, iPod, Blackberry, MP3/4, computer, CD players etc.
•	Storage bag included.

KudoTape Tangle Resistant Flat Earbud Cables  MSRP $29.95

The KudoTape are earbuds with a flat cable reducing tangling headphones dramatically!  These include a microphone on the cord with an on/off or answer / end call feature.   A unique concept with an outstanding sound quality.  It has the following features:

•	In ear style headphones.
•	Volume control on the cable
•	In-line microphone for cell phone use.
•	On/off switch on the cord - Answer / End calls - Play / Stop music
•	Passive noise isolation.
•	Durable cable with TPE coat and OFC wires.
•	Three sizes of silicone eartips included for comfortable fit.
•	Works with iPhone, iPod, Blackberry, MP3/4, computer, CD players etc.
•	Storage bag included.

KudoCable HDMI Biodegradable Mini to Standard  MSRP $19.95

MiniHDMI to HDMI cable. Six foot long cable made specifically for the KudoCase.  Packaged in recycled paper this cable is made with extreme care during the manufacturing process using very environmentally friendly procedures. The cable itself contains no plastic and is biodegradable once it hits the landfill making little to no impact on the environment.

KudoShield Screen guard iPad 2 & 3  MSRP $7.99

With a matte finish you'll find this thick anti-glare screen protector for the iPad 2 is your invisible guard against tough scratches.

Neoprene bag sleeve for KudoCase  MSRP $14.95

Neoprene sleeve for extra protection of the KudoCase

KudoKeys Silicone iPad Bluetooth Keyboard  MSRP $39.95

Typing, chatting or gaming wherever you like will be easier with our lightweight, super-slim Bluetooth® 2.0 silicone keyboard. It pairs in less than 30 seconds with your iPad tablet and is easy to travel with.  It's even water resistant. It resists moisture and spills, and cleans up easily--great if you've got kids or if you want to disinfect your keyboard to help prevent the spread of germs. Comfort-touch keys feel great under your fingers, and let you type silently. And its colorfast printed characters won't wear off.

Easy to use with iPad tablet and more.  The Bluetooth® Silicone Keyboard includes a rechargeable Lithium Ion battery that charges via USB.  Charge it directly off the Kudo® Solar iPad Case (not included).  It can be connected directly to iPad tablet and iPhone 4G. Also works with Windows® Mobile 6.0+ and Android™ smartphone systems and is compatible with Windows and Mac® operating systems.  Its features include:

•	Syncs in under 30 seconds.
•	Lightweight
•	Comfortable touch keys
•	Silent typing
•	Great for traveling
•	Made for iOS and Android systems
•	Water and Spill resistant.
•	Built in battery, charge by USB off the KudoCase! (not included)

Our Customers

We initially intend a primary focus on corporate accounts; however anyone who owns and iPhone, iPad or virtually any type of rechargeable electronic equipment is a customer for our products.

Our Sales and Marketing

We intend to advertise and market our products on national and cable telecasts, radio, print, the internet and through affiliate programs.  We have already commenced our marketing efforts by 1) entering into a significant presenting sponsorship and media buy agreement with The Golf Championships, Inc., which is a series of eight golf programs anticipated to be televised nationally on Saturdays during 2013, 2) engaged an independent sales representative who is engaged in corporate and group solicitation of corporate and group accounts 3) distributed sales sheets and promotional material at The National Divers Convention in Las Vegas, Nevada and 4) posted an ad banner on the website www.thegolfchampionships.com 5) formulated a special promotion discount code for sales during the holidays and 6) formulated a plan of trade show participation to increase the awareness of the Kudo brand and its line of products.

Research and Development

The company does not currently conduct any research and development, but intends to conduct market research and product testing as new products are developed.

Our Competition

Competition within the iPad, iPhone and other electronics products charging and other accessories business is intense. We will compete with both large scale global enterprises and smaller scale private companies. In addition, we also face competition from international iPad, iPhone and other electronics products charging and other accessories business resellers. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do.

Our major competitors such as Logitech, as well as other iPad, iPhone and other electronics products charging and other accessories business distributors. We are small compared to most of our competitors in general. However, in the submarket of green energy electronics product charging equipment and other accessories, almost all competitors are as small as us if not smaller.

We compete with these and other suppliers based upon the quality of our products, low overhead and low cost of management, management’s knowledge and expertise of the industry.  Specifically, no other known company produces Apple Certified integrated solar charging accessories.   Apple Certification means that Apple has reviewed/ tested KudoCase products to be fully compatible with Apple Products.  Primarily, this would mean the connectors that interface the Apple phone/ tablet to the KudoCase product are compatible. Cables would be compatible.  It’s having their products approved by Apple.  Many companies make products that work with Apple, but they are not necessarily approved by Apple. Being Apple certified also means that Kudos products contain Apple hardware called pin connectors, which enhance the quality and operations of Apple devises. Wireless NRG purchases Apple hardware for use in its devices as a result of the Apple certification.

Intellectual Properties and Licenses

WNRG has a patent pending on the technology used in the products we are licensed to sell under the Marketing Agreement:

•
Patent Pending – “Portable Electronic Device Carrier with Charging System,” (KUDOCASE); Patent Application No.: 13/032,765; Publication No.: 20110204843; Filed: February 23, 2011; Status: Pending – Docketed and Ready for Examination; Anticipated Issuance: 2013.

Governmental Regulation

Our business is not subject to any specific government regulations.

Environmental Matters

Our operations are not subject to environmental regulations.

Employees

We have a team comprised of employees, contract employees and independent sales representatives:

•	CEO (1) Employee
•	Advisor (1) Contracted Employee
•	Director of Sales (1) Employee
•	Internal Auditor (1) Contracted Employee
•	Accountant (1) Contracted Employee
•	Receptionist (1) Contracted Employee
•	Independent Sales Representatives (3) Contracted Employee

We have no collective bargaining agreement with our employees.  We consider our relationship with our employees to be excellent.

CORPORATE INFORMATION

The principal executive office for the Registrant is located at 37 North Orange Ave., Suite 500, Orlando FL 32801.  The Registrant’s main telephone number is 1(888) 220-2885.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form 8-K.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

On  November 19, 2012 (the “Commencement of Operations” or “Commencement Transaction”), Sputnik Enterprises, Inc., a Nevada corporation (“Sputnik Enterprises” or the “Registrant”), formed a wholly-owned subsidiary, Kudos Marketing, Inc., a Nevada corporation, (“Kudos Marketing”) to implement the business it commenced pursuant to an Exclusive Marketing Agreement (“Marketing Agreement”) executed November 19, 2012 between the Registrant and Wireless NRG, LLC (hereinafter referred to as WNRG) assigned by Registrant to Kudos Marketing to promote all products produced by WNRG to Kudos Marketing’s customers, with exclusivity as to corporate and group sales in the US and internationally.

The terms and conditions of the Marketing Agreement are described in “Business,” above.

Prior to the Commencement of Operations, we were a public reporting “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As a result of the Commencement Transaction, we commenced significant operational activities under the Marketing Agreement through our Kudo’s Marketing subsidiary in that since then we have been continuously engaged in the following significant operating transactions:

•	Company set up
•	Incorporated company in state of Nevada
•	Set up main executive office in Orlando, Florida
•	Open up bank account for the company

•	Secured initial capital by private financing

•	Commenced significant other operational activities, such as:
•	Created a business plan and operating budget
•	Conducted market research
•	Identified and studied competition
•	Developed corporate policies and procedures
•
Entered into a presenting title sponsorship and media purchase agreement with The Golf Championships, Inc., which is a series of eight individual golf programs to be televised on CBS Sports on Saturdays during 2013.

•	Commenced marketing efforts by distribution of sell sheets at the National Divers Convention in Las Vegas.
•	Entered into an independent contractor agreement with a corporate and group sales representative who is engaged in direct solicitation of corporate and group accounts.

Future Planned Operations

We continue to engage in significant operational activities in the future, in part as further described in Plan of Operations, below:

During the next several months, we anticipate engaging in the following operational activities, although we may vary our plans depending upon operational conditions:

Event	Actions	By When	Cost
Build Independent Outside Sales Force	• Design sales organization structure • Recruit right resources to fill in org chart • Enter into contracts • Familiarize sales force with products	12/31/2012	$1,500.00
Develop Marketing Plan	• Develop a marketing roadmap • Identify customer touch-points	12/31/2012	$10,000.00
Identify Potential Customers	• Research groups/ organizations with large numbers of smartphones and tablets	12/31/2012	$15,000.00
Develop Affiliate Program	• Develop financial model • Identify partners • Enter into Affiliate Sales Agreements	12/31/2012	$5,000.00
Develop Licensed Products	• Identify brands (i.e. college football teams, NBA, etc…) • Enter into licensing agreements	12/31/2013	$15,000.00
Attend Nationwide Trade Shows	• Develop promotional materials • Take customer orders	12/31/2013	$15,000.00

Potential Future Acquisition of WNRG

A Stock Exchange Agreement was made the 19th day of November, 2012, by and between Sputnik Enterprises, Inc., a Nevada corporation, SPNI (the “Issuer”), and Wireless NRG, LLC, a Florida limited liability company (the “Company”), and the shareholders (unit holders) of Company, (the “Shareholders”) as follows:

Subject to the terms and conditions of this Agreement, the Issuer agrees:

i. That the total common shares issued and outstanding of the Issuer at Closing shall be 295,278 Common Shares par value $.001.

ii. That the Issuer at Closing shall transfer to the Shareholders, twenty seven million one hundred eighty one thousand one hundred and twelve common shares of Issuer, $.001 par value, in exchange for 100% of the issued and outstanding shares (units) of Company, such that Company shall become a wholly owned subsidiary of the Issuer.

iii. That the Issuer requires the Company to:

a)	Agree to the announcement of the transaction with the SEC on form 8K within four days of the execution of this agreement, if applicable.
b)	Execute any and all documentation to reflect the intent of the parties that Company becomes a wholly owned subsidiary of Issuer.

iv. That this transaction is subject to delivery by the Issuer of all required documents pre and post closing to effectuate the transaction

As a condition precedent to Closing, the following are conditions precedent of the Company and Shareholders:

(1)	Delivery to the Issuer, certificate(s) evidencing the Company Shares, and such stock powers as are required in order to transfer to Issuer good and marketable title to the Shares.

(2)	Resolution by the Board of Directors of Company approving the transaction.

(3)
Copies of the basic corporate records, including bylaws, minute books and articles of incorporation, together with financial statements with supporting schedules for the periods ending 12-31-10 and 12-31-2011 and year to date of closing. Company shall retain all other records at its current principal address.

(4)	A certificate of good standing from the State of Incorporation.

(5)	Such other resolutions of Company and Shareholder and/or directors as may reasonably be required by Issuer.

(6)	Such other agreements or documents relating to the transaction as may reasonably be required by the Issuer.

(7)
A completed audit report by a PCAOB member firm acceptable to the Issuer for the years ending 12-31-2010 and 12-31-2011, along with any subsequent review by the auditor of the financials for 2012 year to date.

The Stock Exchange Agreement is attached as exhibit 10.1 to our Form 8-K filed November 19, 2012, incorporated by reference herein, and should be referred to in its entirety for all terms and conditions.

Results of Operations:

Since our formation on November 19, 2012 to the date of this filing, we have generated no revenues and have had expenses of approximately $500.

Liquidity and Capital Resources

All our costs, which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with staying public, estimated to be less than $50,000 annually, will be funded as a loan from management, to the extent that funds are available to do so. Management is not obligated to provide these or any other funds. If we fail to meet these requirements, we may lose the qualification to have our securities quoted on the Over the Counter market and our securities would no longer trade on the over the counter bulletin board. Further, if we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

DESCRIPTION OF PROPERTY

Our offices are located at 37 North Orange Ave., Suite 500, Orlando FL 32801, an executive suite we rent on a month-to-month basis for rent of approximately $250/month.

It is adequate for our current needs but as we continue to grow our business as described above, we will need larger office and storage space.  We believe we can locate such facilities at a reasonable price without significant difficulties.

We do not intend to renovate, improve, or develop properties.  We are not subject to competitive conditions for property and currently have  no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and no policy with  respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of November 16, 2012, for each of the following persons, prior to the closing of the Stock Purchase Agreement:

•	each of our directors and named officers prior to the closing of the Stock Purchase Agreement;

•	all such directors and executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.  The percentage of class beneficially owned set forth below is based on 295,278 shares of common stock issued and outstanding as of November 16, 2012, immediately prior to the closing of the Stock Purchase Agreement.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Sputnik, Inc.(1)	160,000	54.2%

All Directors and Officers as a Group (1 person)	160,000	54.2%
____________
(1)	David LaDuke is sole officer and director of Sputnik, Inc. The business address of Mr. LaDuke is: 3020 Bridgeway Suite 400, Sausalito, CA 94965.

Security Ownership After Change Of Control

The following table sets forth information regarding the beneficial ownership of our common stock as of November 16, 2012, for each of the following persons, after the closing of the Stock Purchase Agreement:

•	each of our directors and named officers prior to the closing of the Stock Purchase Agreement;

•	all such directors and executive officers as a group; and

•	each person who is known by us to own beneficially five percent or more of our common stock prior to the change of control transaction.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.  The percentage of class beneficially owned set forth below is based on 295,278 shares of common stock issued and outstanding as of November 16, 2012, immediately after the closing of the Stock Purchase Agreement.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Anthony Gebbia	180,000	60.96%

All Directors and Officers as a Group (1 person)	180,000	60.96%

The business address of Mr. Gebbia is 37 North Orange Ave., Suite 500, Orlando FL 32801.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers Prior To Change Of Control

Our director and executive officer prior to the Change of Control was as follows:

Name	Age	Position
David LaDuke	52	Director, Chief Executive Officer, President, Chief Financial Officer and Secretary

The following is information on the business experience of our prior director and officer.

Mr. LaDuke has served as President and Chief Executive Officer of Sputnik since February 2002. Since April 12, 2005, Mr. LaDuke has served as our Treasurer. Since November 2003, he has served as Secretary of Sputnik. In November 1998, he co-founded Linuxcare Inc. a provider of enterprise services for open-source software. He served as Vice President of Marketing there until April 2001. From June 2001 to July 2003 and March 1993 to November 1998, Mr. LaDuke was an independent consultant in technology, marketing and business strategy for various companies including Apple Computer, Crystal Decisions, Netscape Communications, Oracle Corporation, Pinnacle Systems, Silicon Graphics, and others. From November 1989 to February 1993, Mr. LaDuke worked as the manager of publishing industry marketing at NeXT Computer, Inc., a computer manufacturing company acquired by Apple Computer in 1996.  From September 1986 to October 1989, Mr. LaDuke worked in marketing positions at Apple Computer, Inc. Mr. LaDuke earned an M.B.A. from the Tuck School of Business Administration at Dartmouth College in 1985, an M.F.A. from Columbia University in 1983 and an A.B. from Columbia College, Columbia University in 1982.

Family Relationships

None.

Directors and Executive Officers after Change of Control

Pursuant to  the SPA, David LaDuke resigned as Director, Chief Executive Officer, President, Chief Financial Officer and Secretary, and the following person was appointed in his place, effective as of the closing of the SPA:  Mr. Gebbia, age 43, is now our sole officer and director and became such in accordance with the terms of the SPA.  On August 15, 2011 he joined Armada Sports and Entertainment as Chief Operating Officer and currently holds the position of Chairman & CEO.  From May 2009 to March 2010, he was General Manager of T&B Equipment Company, a company in the business of Bleachers, Scaffolding, and Tent Flooring.  From February 1988 to May 2009, he was Event Manager/Event Director for Walt Disney Company.  Mr. Gebbia brings to the board a diverse career, most notably, gaining 21 years of experience at The Walt Disney Company, a world leader in family and sports entertainment. During his tenure at Disney, Mr. Gebbia was immersed in the Disney culture of Guest service, creativity and innovation and his experience includes transportation operations, theme park operations, administration, merchandise operations, finance, business development, international marketing, program development, telecast operations, domestic marketing and alliance marketing.  Mr. Gebbia created the Logistics Operation for Disney’s Wide World of Sports (now ESPN Wide World of Sports) and led the logistics teams for such events as the Walt Disney World Golf Classic and The Walt Disney World Marathon.  For eight years of his Disney career, Mr. Gebbia developed and oversaw signature events with multi-million dollar operating budgets, leading the project team of members from Finance, Entertainment, Operations, Talent Relations, Security, Legal, Business Development, Merchandise and Food and Beverage.  Mr. Gebbia’s other career experience includes convention sales and operations, restaurant operations and project management on such projects as the Doha Tribeca Film Festival, Doha, Qatar and on the build-out of several PGA Tour events.  Mr. Gebbia is currently on the Board of Directors of the non-profit Kids Beating Cancer and has been a member of the Board of Directors of the Woman’s Professional Billiards Association.

 Family Relationships

None

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Board of Directors

Our board of directors is currently composed of one member.  All members of our board of directors serve in this capacity until their terms expire or until their successors are duly elected and qualified.  Our bylaws provide that the authorized number of directors will be not less than one.

Board Committees; Director Independence

As of this date, our board of directors has not appointed an audit committee or compensation committee; however, we are not currently required to have such committees.  The functions ordinarily handled by these committees are currently handled by our entire board of directors.  Our board of directors intends, however, to review our governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of our business.

As of the date of this report, we have no independent directors.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Executive Compensation

Former Executive Officer Compensation Table

The named executive officers received the following compensation from Sputnik Enterprises during the fiscal year ended December 31, 2011 and December 31, 2010.

Name and Position	Year	Cash Compensation	Other Compensation

David LaDuke, past President	2011	$0	None
	2010	$0	None

Current Executive Officers

We intend to have a written employment agreement with Mr. Gebbia, current president, in the near future.  However, we have not agreed upon any specific terms and conditions.  We will file the full agreement with the SEC when we enter into the formal agreement.

As of the date of this filing, none of our executive officers received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation. This will be clarified in the employment agreement

Director Compensation

Currently, we do not pay any compensation to our directors for their service on the board of directors.  However, we intend to review and consider future proposals regarding director compensation.  We currently anticipate that we will be paying directors with 50,000 shares of restricted stock per year of service, issued at the time of their appointment.  The current director does not yet receive this compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Stock Purchase Agreement

As disclosed in our Form 8-K file November 16, 2012, pursuant to the terms of the Stock Purchase Agreement (“SPA”), as assigned [filed as Exhibit 10.2 to Form 8-K dated November 6, 2012 and incorporated herein by reference] on November 16, 2012, Mr. Tony Gebbia acquired an aggregate of 180,000 shares of common stock, or approximately 60.96 percent of the issued and outstanding common stock, of Sputnik Enterprises, Inc., for $240,000.  The stock was sold 160,000 shares by Sputnik, Inc., David LaDuke, President and 20,000 shares by Michael T. Williams.

As provided in the SPA, Mr. LaDuke resigned as sole officer and director and was replaced by Mr. Gebbia a sole officer and director.  Mr. LaDuke informed the company that his resignation was in connection with the SPA.

Mr. Gebbia is now our sole officer and director and became such in accordance with the terms of the SPA.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us.  However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol “SPNI.”

Bid Information*

Financial Quarter Ended	High Bid	Low Bid
September 30, 2012	$3.00	$2.00
June 30, 2012	$1.60	$1.60
March 31, 2012	$1.60	$1.60
December 31, 2011	$1.60	$1.60
September 30, 2011	$1.60	$1.60
June 30, 2011	$5.00	$5.00
March 31, 2011	$0.01	$0.01
December 31, 2010	$0.01	$0.01
________
* The quotation do not reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Dividend Policy

The Company has not declared or paid any cash dividends on its common stock and does not intend to declare or pay any cash dividend in the foreseeable future. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company’s earnings, if any, its capital requirements and financial condition and such other factors as the Board of Directors may consider.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not have any equity compensation plans or any individual compensation arrangements with respect to its common stock or preferred stock. The issuance of any of our common or preferred stock is within the discretion of our Board of Directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

RECENT SALES OF UNREGISTERED SECURITIES

None by the Company.

DESCRIPTION OF SECURITIES

Common Stock

Our Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.001 per share (the “Common Stock”).  The Common Stock is listed on the OTC-BB with the symbol SPNI.OB.  As of November 23, 2012, there were 97 shareholders of record of the Common Stock.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

In the election of directors, the stockholders are permitted to vote their shares cumulatively. Accordingly, each shareholder entitled to vote in the election of directors has the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of the surplus of the Registrant. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Certificate of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Registrant is authorized to issue Twenty Million (10,000,000) shares of preferred stock $0. 001 par value per share. As of the date of this report, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders’ approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control.

Warrants and Options

As of the date of this report, there are no warrants or options to purchase our common and preferred stock outstanding. We may, however, in the future grant such warrants or options and/or establish an incentive stock option plan for our directors, employees and consultants.

Anti-Takeover Effect of Nevada Law

We are subject to the provisions of Section 203 of the Nevada General Corporate Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Nevada corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Nevada Law

Section 145 of the Nevada General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Pursuant to the provisions of Section 145, a corporation may indemnify its directors, officers, employees, and agents as follows:

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).”

Charter Provisions and Other Arrangements of the Registrant

The Registrant currently has not adopted any indemnification provisions in its certificate of incorporation or bylaws for its officers and directors.

Item 3.02	Unregistered Sales of Equity Securities

None by the Company

Item 5.01	Changes in Control of Registrant.

As disclosed in our Form 8-K file November 16, 2012, pursuant to the terms of the Stock Purchase Agreement (“SPA”), as assigned [filed as Exhibit 10.2 to Form 8-K dated November 6, 2012 and incorporated herein by reference] on November 16, 2012, Mr. Tony Gebbia acquired an aggregate of 180,000 shares of common stock, or approximately 60.96 percent of the issued and outstanding common stock, of Sputnik Enterprises, Inc., for $240,000.  The stock was sold 160,000 shares by Sputnik, Inc., David LaDuke, President and 20,000 shares by Michael T. Williams.

As provided in the SPA, Mr. LaDuke resigned as sole officer and director and was replaced by Mr. Gebbia a sole officer and director.  Mr. LaDuke informed the company that his resignation was in connection with the SPA.

Mr. Gebbia is now our sole officer and director and became such in accordance with the terms of the SPA.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by the contents of such Stock Purchase Agreement, which is attached as Exhibit 10.2 to the Form 8-K filed November 6, 2012.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As more fully described in Items 1.01, 2.01 and 5.01 above, as provided in the SPA, Mr. LaDuke resigned as sole officer and director and was replaced by Mr. Gebbia a sole officer and director.  Mr. LaDuke informed the company that his resignation was in connection with the SPA.

Reference is made to the disclosures set forth under Items 1.01, 2.01 and 5.01 of this Form 8-K, which disclosures are incorporated herein by reference.

Resignation of Directors

Effective November 16, 2012, David LaDuke, the Registrant’s director immediately prior to the closing of the SPA, resigned, and Anthony Gebbia became our Director in connection with the SPA.

Resignation of Officers

Effective November 16, 2012, David LaDuke, the Registrant’s sole executive officer immediately prior to the closing of the SPA, resigned, and Anthony Gebbia became our sole executive officer in connection with the SPA.

Appointment of Officers

Effective November 16, 2012, David LaDuke, the Registrant’s sole executive officer immediately prior to the closing of the SPA, resigned, and Anthony Gebbia (“New Officer”) became our sole executive officer in connection with the SPA.

Appointment of Directors

Effective November 16, 2012, David LaDuke, the Registrant’s director immediately prior to the closing of the SPA, resigned, and Anthony Gebbia (“New Director”) became our Director in connection with the SPA.

The New Officer currently has no employment agreement with the Registrant.  The New Director has not been named or, at the time of this Form 8-K, is expected to be named to any committee of the board of directors.  There are no transactions, since the beginning of the last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in the New Officer or New Director had or will have a direct or indirect material interest.  Other than the SPA described above, there is no material plan, contract or arrangement (whether or not written) to which the New Officer or New Director is a party or in which the New Officer or New Director participates that is entered into or material amendment in connection with our appointment of the New Officer and New Director, or any grant or award to the New Officer or New Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officer and New Directors.

Descriptions of the New Officer and New Director can be found in Item 2.01 above, in the section titled “Directors and Executive Officers - Directors and Officers after Change of Control.”

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

None

Item 5.06	Change in Shell Company Status.

Reference is made to the Commencement Transaction as described in Item 1.01, which is incorporated herein by reference.  From and after the Commencement of Operations, the Registrant’s primary operations consist of the business and operations of Kudos Marketing.  Accordingly, the Registrant is disclosing information about Kudos Marketing business, financial condition, and management in this Form 8-K.  As Kudos Marketing has more than nominal operations as of the date of filing of this Report, as described in this Report, the Registrant is no longer a shell company as defined in SEC regulations as of the date of filing of this Report.

Item 9.01	Financial Statement and Exhibits.

Not required.

(a) Financial Statements of the Business Acquired

No business was acquired.  A new business was started.

(b) Pro Forma Financial Information

Not Required

(d) Exhibits

INDEX TO EXHIBITS

Exhibit	Description

3.1	Articles of Incorporation of Sputnik Enterprises

3.2	By-Laws of Sputnik Enterprises

3.3	Articles of Incorporation of Kudos Marketing *

3.4	By-Laws of Kudos Marketing *

4.1	Stock Exchange Agreement between Sputnik Enterprises and WNRG

10.1	Marketing Agreement between Sputnik Enterprises and WNRG *

10.2	Assignment of Marketing Agreement between Sputnik Enterprises and WNRG to Kudos Marketing*
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* Filed Herewith.  All other exhibits are filed with prior SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPUTNIK ENTERPRISES, INC.

November 23, 2012	By:	/s/ Anthony Gebbia
Anthony Gebbia
Chief Executive Officer